Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Kraft Heinz Company

(Exact name of registrant as specified in its charter)

Delaware	46-2078182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PPG Place

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan

Kraft Foods Group, Inc. 2012 Performance Incentive Plan

Kraft Foods Group, Inc. Management Stock Purchase Plan

Kraft Foods Group, Inc. Deferred Compensation Plan For Non-Management Directors

Kraft Foods Group, Inc. Thrift Plan

Kraft Foods Group, Inc. TIP Plan

Kraft Canada Inc. Retirement Plan For Canadian Salaried Employees

Kraft Canada Inc. Retirement Plan For Canadian Hourly Employees

Kraft Canada Inc. Retirement Plan For Non-Unionized Salaried Employees—Former Employees Of Kraft Limited

Kraft Canada Inc. Retirement Plan For Non-Unionized Hourly-Paid Employees—Bulk Cheese Plants And Mount Royal Plant

Kraft Canada Inc. Retirement Plan For Niagara Falls Salaried Cereal Division Employees

Kraft Canada Inc. Retirement Plan For Niagara Falls Hourly Cereal Division Employees

Kraft Canada Inc. Retirement Plan For Former Non-Unionized Employees Of Nabob Foods Limited

Nabisco Brands Ltd Trusteed Retirement Plan K

Kraft Canada Inc. Retirement Plan For Former Salaried Employees Of Nabisco Ltd.

Kraft Canada Inc. Employee Savings Plan

(Full title of the plan)

James J. Savina

Senior Vice President, General Counsel and Corporate Secretary

One PPG Place

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Eric L. Schiele, Esq.

Jonathan L. Davis, Esq.

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common stock, $0.01 par value per share	99,116,289 shares	N/A	$1,068,765,266.59	$124,190.52
Deferred Compensation Obligations (5)	$5,000,000	100%	$5,000,000	$581.00

(1)	This registration statement (this “Registration Statement”) covers the issuance of an aggregate of 99,116,289 shares of common stock, par value $0.01 per share (“Company Common Stock”), of The Kraft Heinz Company, a Delaware corporation (formerly H.J. Heinz Holding Corporation and referred to herein as “we,” “our,” “us,” or the “Company”). At the effective time of the Merger (as defined in the Explanatory Note below), 82,208,398 shares of common stock, without par value (“Kraft Common Stock”), of Kraft Foods Group, Inc. (“Kraft”) were subject to outstanding equity-based awards or were reserved and available for issuance under the Kraft Foods Group, Inc. 2012 Performance Incentive Plan, Kraft Foods Group, Inc. Management Stock Purchase Plan, Kraft Foods Group, Inc. Thrift Plan, Kraft Foods Group, Inc. TIP Plan, Kraft Canada Inc. Retirement Plan For Canadian Salaried Employees, Kraft Canada Inc. Retirement Plan For Canadian Hourly Employees, Kraft Canada Inc. Retirement Plan For Non-Unionized Salaried Employees—Former Employees Of Kraft Limited, Kraft Canada Inc. Retirement Plan For Non-Unionized Hourly-Paid Employees—Bulk Cheese Plants And Mount Royal Plant, Kraft Canada Inc. Retirement Plan For Niagara Falls Salaried Cereal Division Employees, Kraft Canada Inc. Retirement Plan For Niagara Falls Hourly Cereal Division Employees, Kraft Canada Inc. Retirement Plan For Former Non-Unionized Employees Of Nabob Foods Limited, Nabisco Brands Ltd Trusteed Retirement Plan K, Kraft Canada Inc. Retirement Plan For Former Salaried Employees Of Nabisco Ltd. and the Kraft Canada Inc. Employee Savings Plan (collectively, the “Kraft Plans”) and 16,907,891 shares of Company Common Stock were subject to outstanding equity-based awards, issuable pursuant to the terms of restricted stock units or reserved and available for issuance under the H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan (the “Company Plan” and, together with the Kraft Plans, the “Plans”).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that may become issuable under the Plans pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the Kraft Foods Group, Inc. Thrift Plan and the Kraft Foods Group, Inc. TIP Plan.
(3)	With respect to shares of Company Common Stock issuable under the Kraft Plans and shares of Company Common Stock subject to outstanding equity awards other than stock options or that remain available for issuance under the Company Plan, in accordance with Rule 457(h)(1) under the Securities Act, the maximum offering price per share has been estimated solely for the purpose of calculating the registration fee based on the estimated book value per share of common stock. The registrant estimates that the book value per share of the shares of common stock to be registered is equal to $9.34, based on the total number of outstanding shares as of July 2, 2015. This estimate assumes that the successor to Kraft Foods Group, Inc. will be a wholly owned indirect subsidiary of the Company. The aggregate book value of Kraft Foods Group, Inc. was $4,517,000,000 as of March 28, 2015, the latest practicable date prior to the filing of this Registration Statement, and the aggregate book value of the Company was $6,810,000,000 as of March 29, 2015, the latest practicable date prior to the filing of this Registration Statement. Estimated aggregate book value for Kraft was calculated by subtracting total liabilities from total assets. Estimated aggregate book value for the Company was calculated by subtracting total current liabilities, total long-term liabilities, 9% Series A cumulative redeemable preferred stock, redeemable noncontrolling interest and noncontrolling interest from total assets. The book value per share upon which the registration fee is calculated does not indicate any anticipated market value upon the issuance of the shares of common stock. With respect to the 9,846,315 shares of Company Common Stock issuable pursuant to outstanding but unexercised stock options previously granted under the Company Plan, pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the weighted average exercise price of such options.
(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $116.20 per $1,000,000 of the proposed maximum aggregate offering price. Pursuant to Rule 457(p) under the Securities Act, the total amount of the registration fee due is offset by $124,771.52, representing a portion of the dollar amount of the filing fee previously paid by the Company that corresponds to 16,080,520 unsold shares registered pursuant to the Company’s Registration Statement on Form S-4 (File No. 333-203364) filed under the Securities Act on April 10, 2015. Accordingly, the filing fee transmitted herewith is $0.
(5)	The Deferred Compensation Obligations are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Kraft Foods Group, Inc. Deferred Compensation Plan for Non-Management Directors.

EXPLANATORY NOTE

On July 2, 2015, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 24, 2015, by and among the Company, Kite Merger Sub Corp., a Virginia corporation and wholly owned subsidiary of the Company (“Merger Sub I”), Kite Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), and Kraft, Merger Sub I merged with and into Kraft (the “Merger”), with Kraft surviving as a wholly owned subsidiary of the Company. Prior to the closing of the Merger, Kraft declared a special cash dividend in an amount per share of Kraft common stock equal to $16.50 (which we refer to as the special dividend), to holders of record of the issued and outstanding shares of Kraft common stock as of a record date immediately prior to the closing of the Merger. As a result of the Merger, each outstanding share of common stock of Kraft was converted into the right to receive one share of Company Common Stock.

Pursuant to the Merger Agreement, upon the consummation of the Merger:

(i)	each share of Kraft Common Stock that was outstanding and subject to forfeiture or other restrictions (which we refer to as a restricted share) immediately prior to the completion of the Merger was converted into a Company restricted share and the right to receive the special dividend;

(ii)	each Kraft deferred compensation unit (which we refer to as a DCU) that was outstanding immediately prior to the completion of the Merger was converted into a Company DCU with respect to a number of shares of Company Common Stock equal to the number of shares of Kraft common stock underlying such Kraft DCU immediately prior to the consummation of the merger and the right to receive a cash payment equal to the special dividend no later than 30 days following the closing of the Merger;

(iii)	each Kraft restricted stock unit (which we refer to as an RSU) that was outstanding immediately prior to the completion of the Merger was converted into a Company RSU with respect to a number of shares of Company Common Stock equal to the number of shares of Kraft common stock underlying such Kraft RSU immediately prior to the consummation of the merger and the right to receive a cash payment equal to the special dividend no later than 30 days following the closing of the Merger;

(iv)	each Kraft stock option (whether vested or unvested) that was outstanding immediately prior to the completion of the Merger was adjusted such that it was converted into an option to purchase the number of shares of Company Common Stock equal to the number of shares of Kraft Common Stock subject to the Kraft stock option divided by the option adjustment ratio (rounded down to the nearest whole share), at an exercise price per share equal to the exercise price per share of each Kraft stock option immediately prior to the completion of the Merger multiplied by the option adjustment ratio (rounded up to the nearest whole cent);

(v)	each Kraft stock appreciation right (whether vested or unvested) that was outstanding immediately prior to the completion of the Merger was adjusted such that it was converted into a stock appreciation right with respect to the number of shares of Company Common Stock equal to the number of shares of Kraft Common Stock subject to the Kraft stock appreciation right divided by the option adjustment ratio (rounded down to the nearest whole share), at a reference price per share equal to the reference price per share of each Kraft stock appreciation right immediately prior to the completion of the Merger multiplied by the option adjustment ratio (rounded up to the nearest whole cent); and

(vi)	each Kraft deferred share that was outstanding immediately prior to the completion of the Merger was converted into a Company deferred share with respect to a number of shares of Company Common Stock equal to the number of shares of Kraft Common Stock underlying such Kraft deferred share award, and accrued additional deferred shares in respect of the special dividend, immediately prior to the consummation of the merger.

For purposes of the adjustment of Kraft stock options and stock appreciation rights, the option adjustment ratio is equal to the quotient determined by dividing (i) the closing price of Company Common Stock on the first trading day following the completion of the Merger by (ii) the closing price of Kraft Common Stock on the trading day immediately prior to the closing of the Merger, which we refer to as the final Kraft pre-dividend price.

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In addition, on July 2, 2015, immediately prior to the consummation of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the consummation of the Merger was reclassified and changed into 0.443332 of a share, which we refer to as the Heinz share conversion ratio, of Company Common Stock. We refer to such reclassification and change as the pre-closing Heinz share conversion.

Pursuant to the Merger Agreement:

(i)	each Company stock option (whether vested or unvested) that was outstanding immediately prior to the pre-closing Heinz share conversion was adjusted such that following the pre-closing Heinz share conversion it represents an option to purchase (a) the number of shares of Company Common Stock equal to the number of shares of Company Common Stock subject to the Company stock option immediately prior to the pre-closing Heinz share conversion multiplied by the Heinz share conversion ratio (rounded down to the nearest whole share), (b) at an exercise price per share equal to the exercise price per share of each Company stock option immediately prior to the pre-closing Heinz share conversion divided by the Heinz share conversion ratio (rounded up to the nearest whole cent); and

(ii)	each Company RSU that was outstanding immediately prior to the pre-closing Heinz share conversion was adjusted such that following the pre-closing Heinz share conversion it represents an RSU with respect to the number of shares of Company Common Stock equal to the number of shares of Company Common Stock that may be issued in respect of the Company RSU immediately prior to the pre-closing Heinz share conversion multiplied by the Heinz share conversion ratio (rounded to the nearest whole share).

This Registration Statement is filed by the Company for the purpose of registering (i) 82,208,398 shares of Company Common Stock subject to outstanding equity-based awards or reserved and available for issuance under the Kraft Plans that have been assumed by the Company in connection with the consummation of the Merger and awards to be granted under the Kraft Plans following the Merger and (ii) 16,907,891 shares of Company Common Stock subject to outstanding equity-based awards, issuable pursuant to the terms of restricted stock units or reserved and available for issuance under the Company Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Part I will be sent or given to employees participating in Plans, as applicable, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Plan, will be available without charge by contacting the General Counsel, The Kraft Heinz Company, One PPG Place, Pittsburgh, Pennsylvania 15222, Telephone: (412) 456-5700.

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Company’s final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act filed on June 2, 2015, in connection with the Company’s registration statement on Form S-4 (File No. 333-203364), as amended;

(b)	Kraft’s Annual Reports on Form 11-K for the fiscal year ended December 31, 2014 with respect to the Kraft Foods Group, Inc. Thrift Plan and the Kraft Foods Group, Inc. TIP Plan (File Nos. 001-35491);

(c)	the Company’s current reports on Form 8-K filed with the Commission on June 18, 2015, June 29, 2015 and July 2, 2015; and

(d)	the description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed with the Commission on July 1, 2015, pursuant to Section 12(b) of the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

This Registration Statement registers $5,000,000 of Deferred Compensation Obligations (the “Obligations”) offered to certain non-management members of the Board of Directors of the Company. The Obligations are general unsecured and unfunded obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Kraft Foods Group, Inc. Deferred Compensation Plan for Non-Management Directors (the “Deferred Compensation Plan”). Under the terms of the Deferred Compensation Plan, each non-management director of the Company may elect to defer receipt of all or part of his or her compensation until such future date as he or she elects in accordance with the terms of the Deferred Compensation Plan. A non-management director may elect to receive his or her deferred amounts (including amounts credited or debited with respect thereto) at either (i) a date certain or (ii) a separation from service. Non-management directors may allocate their deferred amounts among various measurement fund alternatives, which included a company stock fund. The Obligations represent the Company’s obligation to pay an amount equal to the sum of each non-management director’s account, adjusted by amounts credited or debited to such non-management director based on the reported investment performance of the selected measurement fund alternatives, less all distributions made to such non-management director pursuant to the Deferred Compensation Plan. The Obligations are unassignable and non-transferable. No benefit or interest in the Deferred Compensation Plan is subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that indemnification is limited to expenses (including attorney’s fees) and no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Second Amended and Restated Certificate of Incorporation of the Company contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the Second Amended and Restated Certificate of Incorporation of the Company contains a provision eliminating the personal liability of a director to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

The Company also entered into indemnification agreements with certain of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that the Company will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37482) filed on July 2, 2015).

4.2	Amended and Restated By-Laws of The Kraft Heinz Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37482) filed on July 2, 2015).

4.3	Amended and Restated Registration Rights Agreement by and among the Company, 3G Global Food Holdings LP, and Berkshire Hathaway Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-37482) filed on July 2, 2015).

5.1	Opinion of Cravath, Swaine & Moore LLP, with respect to the legality of the shares and deferred compensation obligations being registered.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1 hereto and incorporated herein by reference).

23.2	Consent of PricewaterhouseCoopers LLP relating to H.J. Heinz Holding Corporation (Successor)’s financial statements.

23.3	Consent of PricewaterhouseCoopers LLP relating to H. J. Heinz Company (Predecessor)’s financial statements.

23.4	Consent of PricewaterhouseCoopers LLP relating to Kraft Foods Group, Inc.’s financial statements.

23.5	Consent of Crowe Horwath LLP relating to the Kraft Foods Group, Inc. Thrift Plan and the Kraft Foods Group, Inc. TIP Plan.

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 (File No. 333-203364) filed on April 10, 2015).

99.2	Form of H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (File No. 333-203364) filed on April 10, 2015).

99.3	Kraft Foods Group, Inc. Thrift Plan (incorporated by reference to Exhibit 4.3 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183866) filed on September 9, 2012).

99.4	Kraft Foods Group, Inc. TIP Plan (incorporated by reference to Exhibit 4.4 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183866) filed on September 9, 2012).

99.5	Kraft Foods Group, Inc. Deferred Compensation Plan For Non-Management Directors (incorporated by reference to Exhibit 4.3 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183867) filed on September 12, 2012).

99.6	Kraft Foods Group, Inc. 2012 Performance Incentive Plan (incorporated by reference to Exhibit 4.3 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183868) filed on September 12, 2012).

99.7	Kraft Canada Inc. Retirement Plan For Canadian Salaried Employees (incorporated by reference to Exhibit 4.3 Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.8	Kraft Canada Inc. Retirement Plan For Canadian Hourly Employees (incorporated by reference to Exhibit 4.4 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.9	Kraft Canada Inc. Retirement Plan For Non-Unionized Salaried Employees—Former Employees Of Kraft Limited and Kraft Canada Inc. Employee Savings Plan.

99.10	Kraft Canada Inc. Retirement Plan For Non-Unionized Hourly-Paid Employees—Bulk Cheese Plants And Mount Royal Plant (incorporated by reference to Exhibit 4.6 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.11	Kraft Canada Inc. Retirement Plan For Niagara Falls Salaried Cereal Division Employees (incorporated by reference to Exhibit 4.7 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.12	Kraft Canada Inc. Retirement Plan For Niagara Falls Hourly Cereal Division Employees (incorporated by reference to Exhibit 4.8 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.13	Kraft Canada Inc. Retirement Plan For Former Non-Unionized Employees Of Nabob Foods Limited (incorporated by reference to Exhibit 4.9 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.14	Nabisco Brands Ltd Trusteed Retirement Plan K (incorporated by reference to Exhibit 4.10 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.15	Kraft Canada Inc. Retirement Plan For Former Salaried Employees Of Nabisco Ltd. (incorporated by reference to Exhibit 4.11 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.16	Kraft Foods Group, Inc. Management Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to Kraft Foods Group, Inc.’s Annual Report on Form 10-K (File No. 001-35491) filed on February 19, 2015).

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 2nd day of July, 2015.

THE KRAFT HEINZ COMPANY

By:	/s/ Bernardo Hees
Name:	Bernardo Hees
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paulo Basilio his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, and to file with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bernardo Hees	Chief Executive Officer	July 2, 2015
Bernardo Hees	(Principal Executive Officer)

/s/ Paulo Basilio Paulo Basilio	Executive Vice President and Chief Financial Officer	July 2, 2015
(Principal Financial Officer and Principal Accounting Officer)

/s/ Alexandre Behring	Chairman of the Board	July 2, 2015
Alexandre Behring

/s/ John T. Cahill	Vice Chairman of the Board	July 2, 2015
John T. Cahill

/s/ Gregory Abel	Director	July 2, 2015
Gregory Abel

/s/ Warren E. Buffett	Director	July 2, 2015
Warren E. Buffett

/s/ Tracy Britt Cool	Director	July 2, 2015
Tracy Britt Cool

/s/ L. Kevin Cox	Director	July 2, 2015
L. Kevin Cox

/s/ Jeanne P. Jackson	Director	July 2, 2015
Jeanne P. Jackson

/s/ Jorge Paulo Lemann	Director	July 2, 2015
Jorge Paulo Lemann

/s/ Mackey J. McDonald	Director	July 2, 2015
Mackey J. McDonald

/s/ John C. Pope	Director	July 2, 2015
John C. Pope

/s/ Marcel Herrmann Telles	Director	July 2, 2015
Marcel Herrmann Telles

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Kraft Foods Group, Inc. Thrift Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois on the 2nd day of July, 2015.

Kraft Foods Group, Inc. Thrift Plan

By:	/s/ Kathy J. McAlpine
Kathy J. McAlpine Senior Director Human Resources, Benefits

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Kraft Foods Group, Inc. TIP Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois on the 2nd day of July, 2015.

Kraft Foods Group, Inc. TIP Plan

By:	/s/ Kathy J. McAlpine
Kathy J. McAlpine Senior Director Human Resources, Benefits

INDEX TO EXHIBITS

4.1	Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37482) filed on July 2, 2015).

4.2	Amended and Restated By-Laws of The Kraft Heinz Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37482) filed on July 2, 2015).

4.3	Amended and Restated Registration Rights Agreement by and among the Company, 3G Global Food Holdings LP, and Berkshire Hathaway Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-37482) filed on July , 2015).

5.1	Opinion of Cravath, Swaine & Moore LLP, with respect to the legality of the shares and deferred compensation obligations being registered.

23.1	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1 hereto and incorporated herein by reference).

23.2	Consent of PricewaterhouseCoopers LLP relating to H.J. Heinz Holding Corporation (Successor)’s financial statements.

23.3	Consent of PricewaterhouseCoopers LLP relating to H. J. Heinz Company (Predecessor)’s financial statements.

23.4	Consent of PricewaterhouseCoopers LLP relating to Kraft Foods Group, Inc.’s financial statements.

23.5	Consent of Crowe Horwath LLP relating to the Kraft Foods Group, Inc. Thrift Plan and the Kraft Foods Group, Inc. TIP Plan.

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 (File No. 333-203364) filed on April 10, 2015).

99.2	Form of H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (File No. 333-203364) filed on April 10, 2015).

99.3	Kraft Foods Group, Inc. Thrift Plan (incorporated by reference to Exhibit 4.3 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183866) filed on September 9, 2012).

99.4	Kraft Foods Group, Inc. TIP Plan (incorporated by reference to Exhibit 4.4 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183866) filed on September 9, 2012).

99.5	Kraft Foods Group, Inc. Deferred Compensation Plan For Non-Management Directors (incorporated by reference to Exhibit 4.3 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183867) filed on September 12, 2012).

99.6	Kraft Foods Group, Inc. 2012 Performance Incentive Plan (incorporated by reference to Exhibit 4.3 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183868) filed on September 12, 2012).

99.7	Kraft Canada Inc. Retirement Plan For Canadian Salaried Employees (incorporated by reference to Exhibit 4.3 Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.8	Kraft Canada Inc. Retirement Plan For Canadian Hourly Employees (incorporated by reference to Exhibit 4.4 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.9	Kraft Canada Inc. Retirement Plan For Non-Unionized Salaried Employees—Former Employees Of Kraft Limited and Kraft Canada Inc. Employee Savings Plan.

99.10	Kraft Canada Inc. Retirement Plan For Non-Unionized Hourly-Paid Employees—Bulk Cheese Plants And Mount Royal Plant (incorporated by reference to Exhibit 4.6 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.11	Kraft Canada Inc. Retirement Plan For Niagara Falls Salaried Cereal Division Employees (incorporated by reference to Exhibit 4.7 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.12	Kraft Canada Inc. Retirement Plan For Niagara Falls Hourly Cereal Division Employees (incorporated by reference to Exhibit 4.8 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.13	Kraft Canada Inc. Retirement Plan For Former Non-Unionized Employees Of Nabob Foods Limited (incorporated by reference to Exhibit 4.9 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.14	Nabisco Brands Ltd Trusteed Retirement Plan K (incorporated by reference to Exhibit 4.10 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.15	Kraft Canada Inc. Retirement Plan For Former Salaried Employees Of Nabisco Ltd. (incorporated by reference to Exhibit 4.11 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-184180) filed on September 28, 2012).

99.16	Kraft Foods Group, Inc. Management Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to Kraft Foods Group, Inc.’s Annual Report on Form 10-K (File No. 001-35491) filed on February 19, 2015).